EXHIBIT 30(n)
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 20, 2026, with respect to the financial statements of the sub-accounts that comprise Minnesota Life Individual Variable Universal Life Account of Minnesota Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Financial Statements” in the Registration Statement.
/s/ KPMG LLP
Columbus, Ohio
August 4, 2026

EXHIBIT 30(n)
Consent of Independent Auditors
We consent to the use of our report dated March 26, 2026, with respect to the financial statements and supplementary schedules of Minnesota Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Financial Statements” in the Registration Statement.
/s/ KPMG LLP
Minneapolis, Minnesota
August 4, 2026